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                                                                 Exhibit 99.9



                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT is made and entered into this 17th day of May, 1996, by and among Blue Cross of California, a California corporation ("BCC"), WellPoint Health Networks Inc., a Delaware corporation ("WellPoint"), and Western Health Partnerships, a California nonprofit public benefit corporation (the "Health Foundation").

         WHEREAS, BCC, WellPoint, the Health Foundation and Western Foundation for Health Improvement, a California nonprofit public benefit corporation (the "Western Foundation"), have entered into an Amended and Restated Recapitalization Agreement dated as of March 31, 1995 (the "Recapitalization Agreement"), pursuant to which, among other things, (i) BCC would change its status in conformity with the terms of an order of the California Department of Corporations from a California nonprofit public benefit corporation to a California for-profit business stock corporation and issue to the Health Foundation 53,360,000 shares of Common Stock, par value $.01 per share ("BCC Common Stock"), of BCC (the "BCC Conversion") in a transaction intended to qualify as a tax free reorganization under section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) WellPoint would merge with and into BCC (the "WellPoint Upstream Merger"); upon which the Health Foundation would receive 53,360,000 shares of Common Stock of the recapitalized entity to be known as WellPoint Health Networks Inc.;

         WHEREAS, BCC has received an Internal Revenue Service ("IRS") private letter ruling dated August 16, 1995 that, among other things, the BCC Conversion qualifies as a tax free transaction and that no gain or loss will be recognized by BCC from the BCC Conversion for Federal income tax purposes (the "IRS Ruling");

         WHEREAS, to facilitate consummation of the transactions contemplated by the Recapitalization Agreement BCC, WellPoint, and the Health Foundation have agreed to enter into this Agreement to provide for an indemnity by the Health Foundation to BCC against certain Federal income tax liability to BCC resulting from a determination that the BCC Conversion is a taxable transaction for Federal income tax purposes, as described below.

         NOW THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and in the Recapitalization Agreement, and intending to be legally bound, the parties hereto agree as follows:

         1. INDEMNITY. The Health Foundation agrees to indemnify, defend and save BCC harmless from and against the net amount of Federal income tax liabilities (together with any penalties, interest, fines and additions to tax, but not taxes, if any, resulting from the receipt of indemnity payments by BCC pursuant to this Agreement) incurred by BCC, as a result of (i) a revocation or modification, in whole or in part, of the IRS Ruling or (ii) a determination by the IRS that the BCC Conversion constitutes a taxable transaction

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for Federal income tax purposes under Section 337(d) of the Code, in either case, after reducing such tax liabilities by the amount of any tax benefit arising to BCC as a consequence of the donation of cash to the Western Foundation for Health Improvement (the "Western Foundation"), as provided in the Recapitalization Agreement; provided, however, that the Health Foundation shall have no liability under this Agreement if the revocation or modification, in whole or in part of the IRS Ruling, or imposition of tax liability under Section 337(d) of the Code, is a result of (i) actions taken by WellPoint Health Networks Inc., the surviving corporation ("Surviving Corporation"), following the WellPoint Upstream Merger, without the consent of the Health Foundation (including without limitation a reincorporation of the Surviving Corporation under any state law) or (ii) the transaction not being consummated in accordance with the terms set forth in the request for the IRS Ruling; except that this proviso (ii) shall not apply if one of the reasons for revocation or modification is that either the step described in paragraph (v) on page 3 of the IRS Ruling shall not have occurred or that the dividend referred to in the step described in paragraph (i) on page 2 of the IRS Ruling shall have been reduced. BCC shall promptly notify the Health Foundation of any assertion by the IRS of a tax liability for which the Health Foundation may be responsible under this Agreement. If at the time a claim is asserted the Health Foundation has net assets in excess of $100 million, the Health Foundation shall have the opportunity to participate jointly with BCC in contesting any such asserted tax liability. The settlement of any claim which would result in a payment by the Health Foundation under this Agreement without the Health Foundation's written consent shall constitute a waiver of the right to indemnity; provided, however, the Health Foundation shall not unreasonably withhold its consent to any settlement.

         2.       MISCELLANEOUS.

              (a) NET WORTH. The Health Foundation shall maintain a net worth (computed in accordance with generally accepted accounting practices, applied on a consistent basis, except that the Surviving Corporation's shares shall be valued at the end of each calendar quarter on the basis of the average closing price on the New York Stock Exchange for the last ten trading days of the calendar quarter) of not less than $400,000,000 for the six years following the BCC Conversion.

              (b) FURTHER AGREEMENTS. Until this Agreement terminates, the Health Foundation agrees (i) to maintain its status as a tax-exempt organization under section 501(c)(4) of the Code, and (ii) not to qualify as a "private foundation" as defined under section 509(a) of the Code. No party to this Agreement will take any position inconsistent with the IRS Ruling or the request for the IRS Ruling.

              (c) TERMINATION. This Agreement shall terminate on the expiration of the applicable statute of limitations for the period in which the BCC Conversion occurs. This Agreement shall also terminate automatically in the event BCC or the Surviving Corporation is audited by the IRS, the relevant tax year is closed and the IRS determines that no tax is due with respect to the BCC Conversion.


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              (d) NO SETOFF. No payment required to be made pursuant to this
Agreement shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim.

              (e) AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by writing signed by each of the parties hereto, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the party against whom such waiver is to be asserted.

              (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions of the Recapitalization Agreement.

              (g) SUCCESSORS AND ASSIGNS. This Agreement (or any right or obligation hereunder) may not be assigned by any party without the prior written consent of the other parties, except that each of BCC and WellPoint may assign its rights and obligations in this Agreement, whether by a writing or operation of law, to a successor to all or substantially all of its business without such consent in which event this Agreement shall inure to the benefit of and be binding upon the successor. This Agreement shall not be binding upon the Western Foundation or any Permitted Transferee (defined below).

              (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed within the state.

              (i) WAIVER; REMEDIES. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The waiver or consent (whether express or implied) by any party of the breach of any term or conditions of this Agreement shall not prejudice any remedy of any other party in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which any party would otherwise have on any future occasion under this Agreement.

              (j) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and costs in addition to any other available remedy.

              (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal

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or unenforceable in any respect for any reasons, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all other rights and privileges shall be enforceable to the fullest extent permitted by law.

              (l) NO LIEN. Nothing in this Agreement is intended to impose a lien or encumbrance on any assets of the Health Foundation. Subject to Section 2(a) of this Agreement, notwithstanding anything else in this Agreement to the contrary, nothing in this Agreement shall prevent the Health Foundation from conducting its operations in the ordinary course or from carrying out its social welfare purposes including specifically, without limitation, nothing in this Agreement shall prohibit the Health Foundation from:

                      (i) making contributions to the Western Foundation,
              including contributions in accordance with the order of the California Department of Corporation dated March 5, 1996 and undertakings relating thereto (the "DOC Order") and modifications or amendments thereof;

                      (ii) making transfers for value;

                      (iii) making donations of Surviving Corporation stock in
              accordance with the DOC Order;

                      (iv) making other distributions in accordance with the DOC
              Order; or

                      (v) making grants to organizations or individuals in the
              ordinary course in accordance with charitable guidelines and objectives adopted from time to time.

Collectively the foregoing, including any other transfers, donations, distributions, contributions made by the Health Foundation in conducting its operations in the ordinary course or carrying out its social welfare purposes, are referred to herein as "Permitted Transfers" and the recipients are referred to herein as "Permitted Transferees".


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    BLUE CROSS OF CALIFORNIA

                                    By: /s/ Brian J. Donnelly
                                       -----------------------------------------
                                    Name:   Brian J. Donnelly
                                         ---------------------------------------
                                    Title:  Secretary
                                          --------------------------------------

                                    WELLPOINT HEALTH NETWORKS INC.

                                    By: /s/ Thomas C. Geiser
                                       -----------------------------------------
                                    Name:   Thomas C. Geiser
                                        ----------------------------------------
                                    Title:  Senior Vice President,
                                          --------------------------------------
                                            General Counsel & Secretary
                                          --------------------------------------

                                    WESTERN HEALTH PARTNERSHIPS

                                    By: /s/ Gail C. Watts
                                       -----------------------------------------
                                    Name:   Gail C. Watts
                                        ----------------------------------------
                                    Title:  Vice President and Secretary
                                          --------------------------------------


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